EXHIBIT j

                          Independent Auditors' Consent


     We  consent  to the  incorporation  by  reference  in  this  Post-Effective
Amendement No. 25 to the Registration Statement of The Wright Managed Equity Trust (1933 Act File No. 2-78047)on behalf of The Wright Selected Blue Chip Equities Fund, Selected Blue Chip Equities Portfolio, Wright Junior Blue Chip
Equities Fund, Junior Blue Chip Equities Portfolio, Wright Major Blue Chip Equities Fund, Wright International Blue Chip Equities Fund and International Blue Chip Equities Portfolio of our report dated January 29, 1999, relating to
the Funds referenced   above,  which report is included in the Annual
Report to Shareholders for the year ended December 31, 1998,in the Statement of Additional Information which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 28, 1999